EXHIBIT 10.6.1

AMENDMENT TO
THE BUCKLE, INC.
DEFERRED COMPENSATION PLAN
(As Amended and Restated effective February 1, 2012)

WHEREAS The Buckle, Inc. (the “Sponsoring Company”) and Buckle Brands, Inc. (the “Participating Company”) desire to amend The Buckle, Inc. Deferred Compensation Plan (the “Plan”), as amended and restated effective February 1, 2012, to change the Plan Year and to provide that deferral elections for the Plan Year commencing February 1, 2012 will be deemed to end effective December 31, 2012.

NOW THEREFORE the Plan is amended in the following respects effective February 1, 2012 except as otherwise provided:

1.	Section 1.22 is amended to read as follows:

SECTION 1.22.    Plan Year.  Effective January 1, 2013, the 12-month period commencing January 1 and ending December 31.  The Plan will have a short Plan Year commencing February 1, 2012 and ending December 31, 2012.  Prior to February 1, 2012, the Plan Year was the 12-month period commencing February 1 and ending January 31.

2.	Section 1.24 is amended to read as follows:

SECTION 1.24.    Quarter.  The first, second, third and fourth 3-month periods of the Plan Year.  Effective for the short Plan Year commencing February 1, 2012 and ending December 31, 2012, the first Quarter means the period commencing February 1 and ending April 30, the second Quarter means the period commencing May 1 and ending July 31, the third Quarter means the period commencing August 1 and ending October 31, and the fourth Quarter means the period commencing November 1 and ending December 31.

3.	Section 3.01 is amended to read as follows:

SECTION 3.01.    Deferral Contributions for Eligible Employees.  Each Participant who is an Eligible Employee may elect, in the manner required by the Sponsoring Company or the Participating Company, to reduce his or her Compensation otherwise payable to said Participant by the percentage(s) specified by the Participant in an appropriate election form; provided, however, that a Participant may not defer more than 12 percent of his or her Compensation.  The amounts of such reductions in Compensation shall be credited to the Plan on behalf of such Participant by the Company.  A Participant’s election with respect to the deferral of regular salary paid during the Plan Year must be made before, and becomes irrevocable upon, December 31, of the calendar year preceding the Plan Year to which the election applies.  Prior to January 1, 2013, the Participant’s election for the preceding Plan Year governs his or her deferral for the month of January of such Plan Year.  A Participant’s separate election of some or all of his or her bonus payable with respect to a Plan Year must be made before the Plan Year in which the bonus is earned begins.  All amounts credited on behalf of a Participant under this paragraph shall be called “Deferral Contributions,” and shall be in addition to any credits due pursuant to paragraph 3.02 hereof with respect to the same Participant.

In connection with the change of the Plan Year of the Plan, notwithstanding any provision of a Participant’s election or this Plan to the contrary, a Participant’s election with respect to Deferral Contributions paid for the period commencing February 1, 2012, including a Participant’s election that became irrevocable on December 31, 2011 with respect to the deferral of regular salary and a Participant’s election that became irrevocable on January 31, 2012 with respect to bonus(es), shall be deemed to be effective for the short Plan Year commencing February 1, 2012 and ending December 31, 2012.

4.	This Amendment shall not be construed to amend any provisions regarding the time and form of payment with respect to all elections made prior to its adoption.

IN WITNESS WHEREOF this Amendment has been executed by the Sponsoring Company and the Participating Company on January 23, 2012, pursuant to a resolution of the Sponsoring Company’s Board of Directors.

THE BUCKLE, INC. (the “Sponsoring Company”)

By:	/s/ KAREN B. RHOADS
Title:	Chief Financial Officer

BUCKLE BRANDS, INC. (the “Participating Company”)

By:	/s/ KYLE L. HANSON
Title:	Corporate Secretary and General Counsel